Clearway Energy, Inc. Reports Third Quarter 2023 Financial Results

•Signed agreement with Clearway Group to commit to invest in the 452 MW Texas Solar Nova solar projects
•Received enhanced offer from Clearway Group to invest in Dan's Mountain Wind
•Received offer from Clearway Group to invest in 572 MW of solar plus storage projects
•Entered into new Resource Adequacy contracts for Marsh Landing and El Segundo
•Reiterating 2023 financial guidance range and initiating 2024 financial guidance
•Increasing the quarterly dividend by 2% to $0.3964 per share in the fourth quarter of 2023, or $1.5856 per share annualized. Achieved 8% dividend per share growth in 2023
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — November 2, 2023— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported third quarter 2023 financial results, including Net Income of $15 million, Adjusted EBITDA of $323 million, Cash from Operating Activities of $287 million, and Cash Available for Distribution (CAFD) of $156 million.

"Clearway continues to expect 2023 full year results to be within the revised guidance range and has made further progress on executing toward its long-term objective to deliver at the upper range of its dividend growth target through 2026 without external debt or equity. With the commitment to invest in the Texas Solar Nova projects and the recent projects offered to CWEN, we now have full visibility into the deployment of the excess Thermal proceeds through commitments or offers. Importantly, the recent commitment and offers from our sponsor are at attractive economics and reflect the ability of the Clearway enterprise to adapt to the current capital markets environment,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “We are fortunate to have a sponsor who’s aligned with our disciplined capital allocation criteria. I remain confident that in partnership with our Board and sponsor, we can allocate capital to both drive CAFD per share growth and create long-term value creation for our investors.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/23	9/30/22	9/30/23	9/30/22
Conventional	38	41	99	121
Renewables	62	62	112	26
Thermal	—	—	—	17
Corporate	(85)	(41)	(152)	950
Net Income/(Loss)	$15	$62	$59	$1,114

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/23	9/30/22	9/30/23	9/30/22
Conventional	84	94	236	277
Renewables	246	236	645	675
Thermal	—	—	—	23
Corporate	(7)	(8)	(24)	(27)
Adjusted EBITDA	$323	$322	$857	$948

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Nine Months Ended
($ millions)	9/30/23	9/30/22	9/30/23	9/30/22
Cash from Operating Activities	$287	$328	$496	$607
Cash Available for Distribution (CAFD)	$156	$154	$289	$328

For the third quarter of 2023, the Company reported Net Income of $15 million, Adjusted EBITDA of $323 million, Cash from Operating Activities of $287 million, and CAFD of $156 million. Net Income decreased versus 2022 primarily due to non-cash tax expenses from allocations of taxable earnings and losses from HLBV method accounting. Adjusted EBITDA results in the third quarter were in-line with 2022 as lower renewable production at certain sites and the expiration of certain tolling agreements in the Conventional fleet was offset by the contribution of growth investments. CAFD results in the third quarter of 2023 were in-line with 2022 as lower renewable production at certain sites was offset by the contribution of growth investments.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Nine Months Ended
	9/30/23	9/30/22	9/30/23	9/30/22
Conventional Equivalent Availability Factor	97.9%	93.9%	87.5%	92.5%
Solar MWh generated/sold	1,822	1,473	4,232	4,071
Wind MWh generated/sold	2,085	1,894	7,262	7,031
Renewables generated/sold[2]	3,907	3,367	11,494	11,102

In the third quarter of 2023, availability at the Conventional segment was higher than the third quarter of 2022 primarily due to forced outages in 2022. Generation in the Renewables segment during the third quarter of 2023 was 16% higher than the third quarter of 2022 primarily due to the contribution of growth investments.

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	9/30/2023	12/31/2022
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$441	$536
Subsidiaries	125	121
Restricted Cash:
Operating accounts	160	109
Reserves, including debt service, distributions, performance obligations and other reserves	430	230
Total Cash	$1,156	$996
Revolving credit facility availability	489	370
Total Liquidity	$1,645	$1,366

Total liquidity as of September 30, 2023, was $1,645 million, which was $279 million higher than as of December 31, 2022, primarily due to the refinancing of the revolving credit facility which increased its total capacity to $700 million from $495 million and additional project level restricted cash associated with growth investments, partially offset by the execution of growth investments.

As of September 30, 2023, the Company's liquidity included $590 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of September 30, 2023, these restricted funds were comprised of $160 million designated to fund operating expenses, approximately $316 million designated for current debt service payments, and $85 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $29 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Texas Solar Nova 1 and Texas Solar Nova 2

On August 30, 2023, the Company, through an indirect subsidiary, entered into an agreement to acquire interests in Texas Solar Nova 1 and Texas Solar Nova 2, 452 MW of solar projects under construction in Kent County, Texas, upon the projects meeting certain milestones. Upon achieving commercial operations the projects are underpinned by power purchase agreements with creditworthy counterparties with a weighted average contract duration of approximately 18 years. The Company expects to invest approximately $40 million, subject to closing adjustments. Commercial operations of the facilities and the Company’s investment are expected to occur between the fourth quarter of 2023 and first half of 2024. The Company expects the projects to contribute asset CAFD on a five-year average annual basis of approximately $4 million beginning January 1, 2025.

Enhanced Offer to Invest in Dan's Mountain Wind

On October 16, 2023, Clearway Group provided an updated offer providing the Company the opportunity to own 100% cash equity interest in a 55 MW wind project located in Allegany County, Maryland that is expected to reach commercial operations in the first half of 2025. The potential corporate capital commitment for the investment is expected to be approximately $86 million. The investment is subject to negotiation, both with Clearway Group and the review and approval by the Company’s Independent Directors.

Offer to Invest in 572 MW of Solar Plus Storage Projects

On October 16, 2023, Clearway Group offered the Company opportunities to enter into partnership arrangements to own cash equity interests in 572 MW of solar plus storage projects that are expected to reach commercial operations in 2025. The potential corporate capital commitment for the investments are expected to be approximately $105 million. The investments are subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Resource Adequacy Agreements

During the third quarter, the Company signed contracts with California Load Serving Entities to sell Resource Adequacy for the following assets:

•Marsh Landing: The Company contracted with a load serving entity to sell approximately 400 MW of Resource Adequacy commencing September 2026 and ending December 2027. As of the end of the third quarter, 100% of Marsh Landing's net qualifying capacity is contracted through 2026. 63% of the project’s net qualifying capacity is contracted in 2027 at terms providing for higher project level CAFD in 2027 relative to current run-rate expectations.
•El Segundo: The Company contracted with a load serving entity to sell approximately 274 MW of Resource Adequacy commencing August 2026 and ending December 2027. As of the end of the third quarter, 100% of El Segundo's net qualifying capacity is contracted through 2026. Approximately 50% of the project’s net qualifying capacity is contracted in 2027 at terms providing for higher project level CAFD in 2027 relative to current run-rate expectations.

Quarterly Dividend

On November 1, 2023, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3964 per share payable on December 15, 2023, to stockholders of record as of December 1, 2023.

The Company anticipates that a portion of the dividends expected to be paid in 2023 and beyond may be treated as taxable for U.S. federal income tax purposes. The portion of dividends in future years that will be treated as taxable will depend upon a number of factors, including but not limited to, the Company’s overall performance and the gross amount of any dividends made to stockholders in 2023 and beyond.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reiterating its 2023 full year CAFD guidance range of $330 million to $360 million.

The Company is initiating 2024 full year CAFD guidance of $395 million. The Company’s 2024 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines. 2024 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2024. 2024 financial guidance is based on median renewable energy production estimates for the full year.

Earnings Conference Call

On November 2, 2023, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,500 net MW of installed wind and solar generation projects. The Company's over 8,000 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, November 2, 2023, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:

    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2023	2022	2023	2022
Operating Revenues
Total operating revenues	$371	$340	$1,065	$922
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	134	98	360	338
Depreciation, amortization and accretion	133	129	389	379
General and administrative	9	8	28	31
Transaction and integration costs	1	—	3	5
Development costs	—	—	—	2
Total operating costs and expenses	277	235	780	755
Gain on sale of business	—	—	—	1,291
Operating Income	94	105	285	1,458
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	11	14	11	28
Other income, net	15	5	32	10
Loss on debt extinguishment	—	—	—	(2)
Interest expense	(48)	(49)	(202)	(143)
Total other expense, net	(22)	(30)	(159)	(107)
Income Before Income Taxes	72	75	126	1,351
Income tax expense	57	13	67	237
Net Income	15	62	59	1,114
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	11	30	17	544
Net Income Attributable to Clearway Energy, Inc.	$4	$32	$42	$570
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82	82	82
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.03	$0.28	$0.36	$4.89
Dividends Per Class A Common Share	$0.3891	$0.3604	$1.1454	$1.0608
Dividends Per Class C Common Share	$0.3891	$0.3604	$1.1454	$1.0608

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2023	2022	2023	2022
Net Income	$15	$62	$59	$1,114
Other Comprehensive Income
Unrealized gain on derivatives and changes in accumulated OCI/OCL, net of income tax expense, of $1, $3, $1 and $6	8	11	8	31
Other comprehensive income	8	11	8	31
Comprehensive Income	23	73	67	1,145
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interests	17	37	23	563
Comprehensive Income Attributable to Clearway Energy, Inc.	$6	$36	$44	$582

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$566	$657
Restricted cash	590	339
Accounts receivable — trade	196	153
Inventory	55	47
Derivative instruments	51	26
Note receivable — affiliate	215	—
Prepayments and other current assets	61	54
Total current assets	1,734	1,276
Property, plant and equipment, net	8,025	7,421
Other Assets
Equity investments in affiliates	373	364
Intangible assets for power purchase agreements, net	2,352	2,488
Other intangible assets, net	72	77
Derivative instruments	132	63
Right-of-use assets, net	569	527
Other non-current assets	113	96
Total other assets	3,611	3,615
Total Assets	$13,370	$12,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$522	$322
Accounts payable — trade	73	55
Accounts payable — affiliates	72	22
Derivative instruments	54	50
Accrued interest expense	41	54
Accrued expenses and other current liabilities	82	114
Total current liabilities	844	617
Other Liabilities
Long-term debt	6,995	6,491
Deferred income taxes	152	119
Derivative instruments	271	303
Long-term lease liabilities	601	548
Other non-current liabilities	239	201
Total other liabilities	8,258	7,662
Total Liabilities	9,102	8,279
Redeemable noncontrolling interest in subsidiaries	18	7
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,075,237 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,385,884, Class D 42,336,750) at September 30, 2023 and 201,972,813 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,283,460, Class D 42,336,750) at December 31, 2022	1	1
Additional paid-in capital	1,728	1,761
Retained earnings	370	463
Accumulated other comprehensive income	11	9
Noncontrolling interest	2,140	1,792
Total Stockholders’ Equity	4,250	4,026
Total Liabilities and Stockholders’ Equity	13,370	12,312

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2023	2022
Cash Flows from Operating Activities
Net Income	$59	$1,114
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(11)	(28)
Distributions from unconsolidated affiliates	17	25
Depreciation, amortization and accretion	389	379
Amortization of financing costs and debt discounts	9	10
Amortization of intangibles	139	123
Loss on debt extinguishment	—	2
Gain on sale of business	—	(1,291)
Reduction in carrying amount of right-of-use assets	11	10
Changes in deferred income taxes	49	207
Changes in derivative instruments and amortization of accumulated OCI/OCL	(64)	77
Cash used in changes in other working capital:
Changes in prepaid and accrued liabilities for tolling agreements	(23)	24
Changes in other working capital	(79)	(45)
Net Cash Provided by Operating Activities	496	607
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	100	(51)
Acquisition of Capistrano Wind Portfolio, net of cash acquired	—	(223)
Increase in note receivable — affiliate	(215)	—
Capital expenditures	(143)	(95)
Return of investment from unconsolidated affiliates	14	12
Investments in unconsolidated affiliates	(28)	—
Proceeds from sale of business	—	1,457
Other	1	—
Net Cash (Used in) Provided by Investing Activities	(271)	1,100
Cash Flows from Financing Activities
Contributions from (distributions to) noncontrolling interests, net	294	(14)
Payments of dividends and distributions	(231)	(214)
Distributions to CEG of escrowed amounts	—	(64)
Tax-related distributions	(21)	(8)
Proceeds from the revolving credit facility	—	80
Payments for the revolving credit facility	—	(325)
Proceeds from the issuance of long-term debt	293	219
Payments of debt issuance costs	(14)	(4)
Payments for long-term debt	(384)	(868)
Other	(2)	(7)
Net Cash Used in Financing Activities	(65)	(1,205)
Net Increase in Cash, Cash Equivalents and Restricted Cash	160	502
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	996	654
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,156	$1,156

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2023
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2022	$—	$1	$1,761	$463	$9	$1,792	$4,026
Net loss	—	—	—	—	—	(43)	(43)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(1)	(2)	(3)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	30	30
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	(52)	—	—	46	(6)
Non-cash adjustments for change in tax basis	—	—	9	—	—	—	9
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(44)	—	(32)	(76)
Balances at March 31, 2023	—	1	1,719	419	8	2,006	4,153
Net income	—	—	—	38	—	40	78
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	1	2	3
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(4)	(4)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(5)	(5)
Tax-related distributions	—	—	—	—	—	(19)	(19)
Stock-based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(45)	—	(32)	(77)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2023	—	1	1,718	412	9	1,987	4,127
Net income	—	—	—	4	—	6	10
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	2	6	8
Distributions to CEG, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	12	12
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(7)	(7)
Tax-related distributions	—	—	—	—	—	(2)	(2)
Transfer of assets under common control	—	—	—	—	—	171	171
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock-based compensation	—	—	2	(1)	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(45)	—	(33)	(78)
Other	—	—	—	—	—	1	1
Balances at September 30, 2023	$—	$1	$1,728	$370	$11	$2,140	$4,250

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2022
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2021	$—	$1	$1,872	$(33)	$(6)	$1,466	$3,300
Net loss	—	—	—	(32)	—	(67)	(99)
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	6	8	14
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(3)	(3)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	28	28
Transfers of assets under common control	—	—	(12)	—	—	(25)	(37)
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock based compensation	—	—	(2)	—	—	—	(2)
Common stock dividends and distributions to CEG unit holders	—	—	(40)	—	—	(30)	(70)
Balances at March 31, 2022	—	1	1,826	(65)	—	1,377	3,139
Net income	—	—	—	570	—	575	1,145
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	2	4	6
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(20)	(20)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(10)	(10)
Non-cash adjustments for change in tax basis	—	—	(1)	—	—	—	(1)
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	(41)	—	—	(30)	(71)
Balances at June 30, 2022	$—	$1	$1,785	$505	$2	$1,896	$4,189
Net income	—	—	—	32	—	27	59
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	4	7	11
Distributions to CEG, non-cash	—	—	—	—	—	(4)	(4)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	7	7
Tax-related distributions	—	—	—	—	—	(8)	(8)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(14)	(14)
Stock-based compensation	—	—	1	(1)	—	—	—
Capistrano Wind Portfolio Acquisition	—	—	—	—	4	7	11
Kawailoa Sale to Clearway Renew LLC	—	—	—	—	—	(69)	(69)
Common stock dividends and distributions to CEG unit holders	—	—	—	(42)	—	(31)	(73)
Balances at September 30, 2022	$—	$1	$1,786	$494	$10	$1,818	$4,109

Appendix Table A-1: Three Months Ended September 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$38	$62	$—	$(85)	$15
Plus:
Income Tax Expense	—	—	—	57	57
Interest Expense, net	7	8	—	19	34
Depreciation, Amortization, and ARO	33	100	—	—	133
Contract Amortization	5	42	—	—	47
Mark to Market (MtM) (Gain)/Loss on economic hedges	(3)	21	—	—	18
Transaction and integration costs	—	—	—	1	1
Other non-recurring	1	—	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	13	—	—	16
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$84	$246	$—	$(7)	$323

Appendix Table A-2: Three Months Ended September 30, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$41	$62	$—	$(41)	$62
Plus:
Income Tax Expense	—	—	—	13	13
Interest Expense, net	11	14	—	20	45
Depreciation, Amortization, and ARO	33	96	—	—	129
Contract Amortization	6	36	—	—	42
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	17	—	—	17
Other non-recurring	—	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	—	13
Adjusted EBITDA	$94	$236	$—	$(8)	$322

Appendix Table A-3: Nine Months Ended September 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$99	$112	$—	$(152)	$59
Plus:
Income Tax Expense	—	—	—	67	67
Interest Expense, net	24	91	—	55	170
Depreciation, Amortization, and ARO	98	291	—	—	389
Contract Amortization	16	125	—	—	141
Mark to Market (MtM) (Gain)/Loss on economic hedges	(3)	(24)	—	—	(27)
Transaction and Integration costs	—	—	—	3	3
Other Non-recurring	(7)	5	—	—	(2)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	45	—	—	54
Non-Cash Equity Compensation	—	—	—	3	3
Adjusted EBITDA	$236	$645	$—	$(24)	$857

Appendix Table A-4: Nine Months Ended September 30, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$121	$26	$17	$950	$1,114
Plus:
Income Tax Expense	—	—	—	237	237
Interest Expense, net	29	32	6	70	137
Depreciation, Amortization, and ARO	99	280	—	—	379
Contract Amortization	18	107	—	—	125
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	195	—	—	195
Transaction and Integration costs	—	—	—	5	5
Other Non-recurring	1	1	—	(1,291)	(1,289)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	32	—	—	41
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$277	$675	$23	$(27)	$948

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/23	9/30/22	9/30/23	9/30/22
Adjusted EBITDA	$323	$322	$857	$948
Cash interest paid	(89)	(95)	(237)	(254)
Changes in prepaid and accrued liabilities for tolling agreements	33	98	(23)	24
Adjustments to reflect sale-type leases and payments for lease expenses	2	1	5	4
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(28)	(28)	(64)	(69)
Distributions from unconsolidated affiliates	6	8	17	25
Changes in working capital and other	40	22	(59)	(71)
Cash from Operating Activities	287	328	496	607
Changes in working capital and other	(40)	(22)	59	71
Development Expenses[3]	—	—	—	2
Return of investment from unconsolidated affiliates	4	6	14	12
Net contributions (to)/from non-controlling interest[4]	(8)	(12)	(28)	(32)
Maintenance capital expenditures	(9)	(4)	(22)	(16)
Principal amortization of indebtedness[5]	(78)	(147)	(230)	(321)
Cash Available for Distribution before Adjustments	$156	$149	$289	$323
2022 Net Impact of Capistrano given timing of project debt service	—	5	—	5
Cash Available for Distribution[6]	$156	$154	$289	$328

3 Primarily related to Thermal Development Expenses
4 2023 excludes $250 million of net contributions related to the funding of Rosamond Central Battery Storage, Waiawa, and Daggett; 2022 excludes $50 million of contributions related to the funding of Mesquite Sky, Black Rock, and Mililani and $2 million of distributions related to release of inverter reserves at Agua Caliente
5 2023 excludes $130 million for the repayment of construction loans in connection with Waiawa and Daggett, and $24 million for the repayment of balloon at Walnut Creek Holdings; 2022 excludes $660 million for the repayment of the Bridge Loan Facility and revolver payments, $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, and $27 million for the repayment of bridge loans in connection with Mililani
6 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Nine Months Ended September 30, 2023, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2023:

Nine Months Ended
($ in millions)	9/30/23
Sources:
Net cash provided by operating activities	496
Contributions from (distributions to) noncontrolling interests, net	294
Proceeds from issuance of long-term debt	293
Acquisition of Drop Down Assets, net of cash acquired	100
Return of investment from unconsolidated affiliates	14

Uses:
Payments for long-term debt	(384)
Payments of dividends and distributions	(231)
Increase in note receivable — affiliate	(215)
Capital expenditures	(143)
Other net cash outflows	(64)

Change in total cash, cash equivalents, and restricted cash	$160

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2023 Full Year Guidance	2024 Full Year Guidance
Net Income	95 - 120	90
Income Tax Expense	20 - 25	20
Interest Expense, net	300	330
Depreciation, Amortization, and ARO Expense	620	680
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50	50
Non-Cash Equity Compensation	5	5
Adjusted EBITDA	1,090 - 1,120	1,175
Cash interest paid	(300)	(310)
Changes in prepaid and accrued liabilities for tolling agreements	(32)	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	10	10
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)	(85)
Cash distributions from unconsolidated affiliates[7]	45	45
Cash from Operating Activities	728 - 758	830
Net distributions to non-controlling interest[8]	(60)	(100)
Maintenance capital expenditures	(35)	(40)
Principal amortization of indebtedness[9]	(303)	(295)
Cash Available for Distribution[10]	330 - 360	395

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Growth Projects

($ in millions)	Texas Solar Nova 1&2 5 Year Ave. 2025-2029
Net Income	—
Interest Expense, net	9
Depreciation, Amortization, and ARO Expense	16
Adjusted EBITDA	25
Cash interest paid	(9)
Cash from Operating Activities	16
Net distributions (to)/from non-controlling interest	(5)
Principal amortization of indebtedness	(7)
Estimated Cash Available for Distribution	4

7 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
8 Includes tax equity proceeds and distributions to tax equity partners
9 2023 excludes balloon maturity payments; 2024 maturities assumed to be refinanced
10 Excludes income tax payments related to Thermal sale

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of September 30, 2023 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.